Analyst & Investor Day September 15, 2022

The road to BeautyHealth Brent Saunders Executive Chairman 2

What makes Hydrafacial attractive? Criteria Leading position in attractive and growing industry P Scientific / brand differentiation P Sustainable competitive advantages P Suitable platform to build a leading aesthetics technology company focused on allied healthcare professionals P Long-term growth prospects and drivers P Cash pay / no reimbursement risk P Global commercial infrastructure P Profitable P 3

An accomplished executive committee 4 Amy Juaristi Head of Corporate Affairs Andrew Stanleick President & Chief Executive Officer Ben Baum Chief Experience Officer Dan Watson EVP, Sales Americas Jon Arnold President, EMEA Jwala Karnik, MD EVP of Global Strategy & Partnerships Kellie Sears Chief Human Resources Officer Liyuan Woo Chief Financial Officer Mingo Ku President, North Asia Paul Bokota Vice President & General Counsel Stefanie Gebauer President, Southeast Asia

Analyst & Investor Day September 15, 2022

The future of BeautyHealth Andrew Stanleick President & Chief Executive Officer 6

7 Welcome

1 Present 5-Point Master Plan and new business insights 2 Review 3-Year Strategic Growth Plan with significant growth and EBITDA potential 3 Introduce the BeautyHealth Executive Committee Today’s objectives 8

Today's agenda

The road to BeautyHealth



Brent Saunders
Executive Chairman

The future of BeautyHealth



Andrew Stanleick
President & Chief Executive Officer

Building brand love



Ben Baum
Chief Experience Officer

Clinical approach behind the Hydrafacial glow



Jwala Karnik, MD
EVP of Global Strategy & Partnerships

Break

Fireside chat: power of an omni-channel strategy



Jwala Karnik, MD
EVP of Global Strategy & Partnerships

Mingo Ku
President, North Asia

Dan Watson
EVP, Sales Americas

Delivering the three-year plan



Liyuan Woo
Chief Financial Officer

Closing remarks



Andrew Stanleick
President & Chief Executive Officer

Q&A



9

BEAUTYHEALTH™

Today’s three takeaways 10 3. INNOVATIVE TECHNOLOGY and a powerful flywheel drives our growth 1. CATEGORY CREATOR with a differentiated product offering, business model and community 2. PROFITABLE GROWTH across geographies and categories in a huge and growing TAM

11 Who is BeautyHealth?

Beauty Wellness Health Aesthetics

Spa Retail Medical At-home

Experiences Product Results Community

We are a purpose driven company 16 We believe Everyone deserves to feel good about themselves. We work with purpose We don’t just make great products, we build confidence. Our vision Become the world’s leading beauty health and wellness platform, fueled by a community of engaged providers, aestheticians and consumers.

We are a global leader in beauty health

Our financials

Strong balance sheet to fuel growth

$340 – 350mm
2022E net sales

$50mm
2022E Adjusted EBITDA

$821mm
Cash & equiv. at June 30, 2022

Our community

Partners you know, wherever you live, work, and play

Our brands

Available at omni-channel partners

Medical	Non-Medical	Retail

Innovating with fellow skin experts

Our global footprint

Loved around the world

90+
Countries

~23,000
Delivery systems

35,000+
Aestheticians educated

17

Note: Adjusted EBITDA is a non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and important information regarding the assumptions underlying the outlook; data as of June 30, 2022.

18 EMEA 18% APAC 17% Americas 65% We deliver diversified net sales regionally % net sales, FY 2021

Skin $150bn 5% growth3 Hair $100bn 3% growth3 We are playing in a large, high-growth market 19 Source: McKinsey & Company feasibility analysis (2022), management estimates, Statista; 1. Excludes estimates for distributor markets; 2. Includes estimates for distributor markets; 3. 2022E – 2025E CAGRs. Medical 172,5001 Spa 129,0001 Hospitality 143,0001 By Channel 500,000+ Total Doors2 By Category $250bn+ Total Skin and Hair

Geopolitical uncertainty Macroeconomic environment COVID-19 lockdowns Supply chain disruptions Headwinds Macro tailwinds are with us, and consumer demand is all-weather Societal shift toward health and wellness Broader definition of beauty: embrace your version of beauty, whatever that may be Reduced stigma, increased access, and advances in aesthetic procedures Post-pandemic Zoom boom: our face is our business card Tailwinds 20

We serve an upper middle class and resilient consumer 30s Average age 33% LatinX $94K Annual household income >20% Male Global men's grooming market expected to reach $81.2bn by 2024 21 U.S. consumer archetype Over-indexed with demographic leading beauty spend Young with high LTV potential High income less susceptible to economic downturns Highly desirable consumer that craves beauty and health Source: Company data; Grand View Research, Hair Restoration Market Share Analysis Report, 2021-2028; media reports.

Our provider community is booming Skincare specialist jobs are expected to grow +29% by 20301 outpacing job growth in other categories Cultivated aesthetician community that provides edge to capture growth 1.Bureau of Labor Statistics, U.S. Department of Labor, Occupational Outlook Handbook, Skincare Specialists, at https://www.bls.gov/ooh/personal-care-and-service/skincare-specialists.htm (visited September 2022). 22

44 NPS Source: Company data as of 2022. Today, Hydrafacial is a love brand with a legion of provider and consumer fans 23

2008 The Wave 2005 The Tower 2000 Delphia Micro-Dermabrasion 1997 S.A.F.E Smoke Evacuation 2009 Nectre 2017 Perk 2016 Elite 2012 Allegro 2011 Core 2022 Syndeo 24 BeautyHealth may be new to the public markets, but we have led technological innovation for years

It’s not a facial. It’s a Hydrafacial. 25 Extract Remove debris from pores with painless suction Hydrate Saturate surface with antioxidants and peptides to create instantly gratifying glow Cleanse Gentle exfoliation and relaxing resurfacing to uncover a new layer of skin Treats the skin more deeply and fully Patented vortex fusion wand Enhances any skincare formula with a more effective application Changeable tips for a maximum effect and personalization With the touch of our magic wand Non-invasive Painless Instant glow No downtime Immediate confidence Accessible price point Top results, no downtime

Hydrafacial Growth Flywheel Compelling & differentiated treatment Category-creating, patented and efficacious productConfidence builder Priority, not discretionary Devoted community of aestheticians & consumers 44 NPS, best in class Favorable economics High-profit treatment for providers; dual revenue stream for BeautyHealth Connected digital platform Data insights for consumer customization, provider business optimization Ecosystem of co-creators Fellow skin experts 26 Source: Company data as of 2022.

Treatments personalized every time with our range of boosters 27 Note: Figures include J Lo Beauty booster launching in fall 2022 and exosome booster launching in 2023. 3 Hydrafacial developed boosters 14 Partner boosters ∞ Layering combinations Nourishing products designed for individual skin health goals BRITENOL Helps minimize the appearance of dark spots and helps balance skin tone DERMABUILDER Helps smooth the appearance of fine lines and wrinkles and enhances skin elasticity REGEN GF Helps maintain the appearance of healthy and youthful looking skin and supports hydration + =

Boosters co-created with fellow skin experts expand our R&D and reach 28 Flexibility to feature leading technologies on our platform Note: J Lo Beauty booster and exosome booster not pictured.

At the forefront of innovation: exosome booster What are exosomes? Extracellular vesicles carrying cell-specific cargos of cytokines, chemokines, and growth factors Exosomes are involved with cellular communication with respect to repair and regeneration and can address the signs of inflammation and aging 29 Photo: Guillaume Pelletier, CC BY-SA 4.0 <https://creativecommons.org/licenses/by-sa/4.0>, via Wikimedia Commons. Expected launch in 2023

Our regenerative economic model 30 Boosters + Co-branded partnerships Syndeo (U.S.) Elite (ex-U.S.) AllegroPerk Tips Solutions Hydrafacial performed 2 Delivery system purchased 1 Consumables re-ordered 3

31 Delivery systems 54% FY 2021 net sales Consumables 46% FY 2021 net sales Our dual revenue streams are nearly equally split, with a recurring element in consumables

Our 5-point master plan to drive transformative growth 32 M&AExpand footprint Build global infrastructure Drive brand awareness Invest in providers

M&ABuild global infrastructure Drive brand awareness Invest in providers 5-point master plan 33 Expand footprint

34 Clear runway to expand ~5% global penetration Low teens % Penetration in the Americas ~1% Penetration in APAC LDD% Penetration in EMEA Source: McKinsey & Company feasibility analysis (2022), management estimates.

35 Retail Expanding to Sephora APAC in September 2023 Deepening our foothold in medical and spa, and penetrating new channels

Syndeo’s launch has been next-level 36 3x Sales Exceeded month 1 launch expectations ~2,265 Systems In market1 2023 Expansion To EMEA and APAC 1.As of June 30, 2022.

M&AExpand footprint Build global infrastructure Drive brand awareness 5-point master plan 37 Invest in providers

13 Experience Centers 35,000+ Aestheticians trained Los Angeles Mexico City Dallas Chicago London NYC Madrid Frankfurt Shanghai Tokyo Sydney Now Singapore! Now Paris! HFX is the world’s no. 1 educator of aestheticians 38

IECSC Las Vegas, NV, USA | June 2022 AIS San Diego, CA, USA | April 2022 AMWC Monaco | April 2022 Beauty Fair Düsseldorf, Germany | May 2022 IMCAS Paris | June 2022 We invest in our providers at events and trade shows 39

Physician Spa owner Retailer Solo practitioner We help providers build their businesses Anchors the practice A solo practioner performing just 10 Hydrafacials per week earns $100,000 annually Drives traffic Retailers report higher average basket size for consumers receiving Hydrafacial instore Creates a profitable gateway MDs and spas see more gross profit per Hydrafacial than for the leading neurotoxin Attracts a higher income consumer typically purchasing two or more aesthetic treatments 40 Source: Company data.

We are rewarded with a deeply passionate community of providers, our Hydrafacial Nation 41

M&AExpand footprint Build global infrastructure Invest in providers 5-point master plan 42 Drive brand awareness

Galvanizing influencers at every level

Trust ↑ / Reach ↓

- MDs
- Aestheticians
- Skinfluencers
- Celebrities

MDs: NASSIFMD; pfrank MD By Dr. Paul Jarrod Frank



@jadeywadey180
IG 1.2M



@miracletheesti
TT 732K



@thedallasaesthetician
IG 220K



@laurenluyendyk
IG 1.2M



@iamkaylanicole
IG 640K



@tinachencraig
IG 511K



Kim Kardashian
IG 328M



Jennifer Lopez
IG 220M



Paris Hilton
IG 20M

Data as of September 2022.

43
BEAUTYHEALTH™

44

M&AExpand footprint Drive brand awareness Invest in providers 5-point Master Plan 45 Build global infrastructure

Neck Décolleté Back Booty 46 The face is only 3.5% of total skin surface1 1.Wolf SE, Prnitt BA., Jr . Burn management. In: Irwin RS, Rippe JM, editors. Irwin & Rippe's intensive care medicine. 6th. Philadelphia, PA: Lippincott Williams & Wilkins; 2008. Figure 129–1, pp. 1930. Innovating to deliver a head-to-toe glow

Building a revolutionary scalp & hair opportunity with Keravive 47 1.Grand View Research Hair Restoration Market Size, Share & Trends Analysis Report. Treatments administered by doctors and medi−spas are the fastest growing segment of the $4.9bn Hair restoration market Part of the Hydrafacial family. 3 steps to healthy, fuller-looking hair. Cleanse, exfoliate, hydrate. Tiny molecules, big results. Proprietary blend of biomimetic polypeptides and skin proteins. 1

Developing and validating the at-home category Global at-home beauty device market set to grow 10x, reaching $90.5bn by 2030 1 48 1.P&S Intelligence Home-Use Beauty Devices Market Research Report (September 2021).

Our ESG journey has just begun 49 Products Distribution Partnership People

Expand footprint Build global infrastructure Drive brand awareness Invest in providers 5-point master plan 50 M&A

Accelerating the BeautyHealth platform through M&A 51 Complementary to our existing platform and community, leveraging the trusted aesthetician Differentiated product or service / high Net Promoter Score Financially attractive profile via compelling revenue growth, recurring revenue characteristics, and / or profitability Beauty Wellness Aesthetics Health

Our M&A philosophy 52 Identify gaps in bundle Acquire digestible asset Integrate and realize synergies No predetermined timeline for transaction – opportunistic philosophy rather than time-based

Our three-year plan 53

Our three-year plan is expected to drive meaningful profitable growth 54 $600 – $700mm 2025E net sales 20 – 27% 2022E – 2025E CAGR1 25 – 30% 2025E Adj. EBITDA margin 18 – 20% 2023E Adj. EBITDA margin 2x net sales vs. 2022E 3x+ Adj. EBITDA vs. 2022E Note: Adjusted EBITDA is a non-GAAP measure. See appendix for a definition and discussion. Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the SEC. The plan does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of our acquisitions, dispositions or financings during 2022. Our plan assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented; 1. Assuming midpoint of previously stated 2022 $340 – 350mm net sales guidance.

Why I am confident in our plan 55 Desirable and committed consumer and provider community Ample liquidity and prudent capital allocation Scalable and profitable operating model Consistent track record of growth and margins Massive, resilient and growing market opportunity Best-in-class management team

Today's agenda

The road to BeautyHealth



Brent Saunders
Executive Chairman

The future of BeautyHealth



Andrew Stanleick
President & Chief Executive Officer

Building brand love



Ben Baum
Chief Experience Officer

Clinical approach behind the Hydrafacial glow



Jwala Karnik, MD
EVP of Global Strategy & Partnerships

Break

Fireside chat: power of an omni-channel strategy



Jwala Karnik, MD
EVP of Global Strategy & Partnerships

Mingo Ku
President, North Asia

Dan Watson
EVP, Sales Americas

Delivering the three-year plan



Liyuan Woo
Chief Financial Officer

Closing remarks



Andrew Stanleick
President & Chief Executive Officer

Q&A



56

BEAUTYHEALTH

Building brand love Ben Baum Chief Experience Officer 57

Hydrafacial Nation: at the heart of all we do Providers Consumers 58

Our providers The core of our engine 59

60 Marketing Training Sales The Golden Triangle of support and education

We offer a comprehensive portfolio of education services 13 HFX Experience Centers 75+ Schools with Hydrafacial presence 35,000+ Aestheticians trained 61 As of September 2022.

Hydrafacial has filled in every missing piece in our medical spa. Not only did it attract new clientele, our retention rate grew to 92% after our first 5 months. It has enabled us to increase our sales with other services, especially laser treatments, where we’ve had tremendous results and growth since introducing Hydrafacial. – Provider, Rhode Island “ ” 62 The result: providers as Hydrafacial brand evangelists and delighted clients

Our consumers The ultimate beauty health enthusiasts 63

64 Source: Company data. 8% Aided brand awareness 30s Average age Life Events Biggest purchasing driver $94,000 Average HH income 33% LatinX consumers 44 Consumer NPS 92% Hydrafacial consumers would switch aestheticians if they did not offer Hydrafacial >20% Men 94% feel more confident after Hydrafacial Reaching the coveted Hydrafacial consumer

95% 45% 8% Aided brand awareness 65 Source: Company data, company filings, Google. 2019 2021 2022

Galvanizing influencers at every level

Trust ↕ Reach

MDs

NASSIFMD

pfrank MD By Dr. Paul Jarrod Frank

Aestheticians



@jadeywadey180
IG 1.2M



@miracletheesti
TT 732K



@thedallasaesthetician
IG 220K

Skinfluencers



@laurenluyendyk
IG 1.2M



@iamkaylanicole
IG 640K



@tinachencraig
IG 511K

Celebrities



Kim Kardashian
IG 328M



Jennifer Lopez
IG 220M



Paris Hilton
IG 20M

66

Data as of September 2022.

BEAUTYHEALTH™

Worldwide Google search trends 0 10 20 30 40 50 60 70 80 90 100 Jan-19 Sep-19 Jun-20 Mar-21 Dec-21 Aug-22 In te re st O ve r Ti m e Earned media value ($K) Growing brand awareness 67 Source: Google, Tribe Dynamics. +86% vs. August 2019 YTD +42% vs. August 2021 YTD +36% vs. August 2019 YTD +28% vs. August 2021 YTD 2022 YTD Avg $4,271 $5,623 $7,964 Aug-19 YTD Aug-21 YTD Aug-22 YTD

Our product Designing the future of beauty health 68

69 The future of skin health reimagined. Meet Syndeo Enhanced ease-of-use and intuitive operation Co-created with aesthetician partners Connected experience Elevated design

Syndeo will pave the way to our connected platform First of its kind smart delivery system Ultimate in ease-of-use and intuitive operation Data to optimize utilization Closed loop Connected consumer loyalty program to grow repeat visits and LTV Global expansion 70

Poised for growth and future success 71 Our Golden Triangle cultivates a loyal and engaged community 1 The Hydrafacial consumer is highly desirable 2 Syndeo offers opportunity to spin our flywheel faster 3

Behind the Hydrafacial glow Jwala Karnik, MD EVP of Global Strategy & Partnerships 72

Skin health 101 Epidermis Dermis 73

Skin health 101 Dermis Epidermis 74

Our magic wand: patented handpiece & tip 75 Spiral tip gently, but effectively, abrades epidermal layer Patented vortex technology helps dilate pores to facilitate extraction of dirt, sebum, and keratinocytes with continued improvement over time Advanced serum delivery Proprietary vortex technology Patented spiral design with multiple abrasive edges

Wand as a platform Booster partners 76

At the forefront of innovation: exosome booster What are exosomes? Extracellular vesicles carrying cell-specific cargos of cytokines, chemokines, and growth factors Exosomes are involved with cellular communication with respect to repair and regeneration and can address the signs of inflammation and aging 77 Photo: Guillaume Pelletier, CC BY-SA 4.0 <https://creativecommons.org/licenses/by-sa/4.0>, via Wikimedia Commons. Expected launch in 2023

The multiple mechanisms of action for Hydrafacial 78 Reduction vs. Baseline in dirt and sebum post-Hydrafacial (35%) (39%) (95%) (95%) Dirt Sebum Week 2 Week 8 Source: 2017 study conducted by Dermatology Consulting Services and commissioned by Hydrafacial; results shown in conjunction with a ZO Skin Health protocol including bi-daily cleansing and scrubbing in addition to a daily scrub.

The multiple mechanisms of action for Hydrafacial Investigator assessment of hydration and moisturization post-Hydrafacial +26% +20% +83% +70% Moisturization Hydration Week 2 Week 8 79 Source: 2017 study conducted by Dermatology Consulting Services and commissioned by Hydrafacial; results shown in conjunction with a ZO Skin Health protocol including bi-daily cleansing and scrubbing in addition to a daily scrub.

The multiple mechanisms of action for Hydrafacial 80 Mean improvement from baseline score in efficacy variables post-Hydrafacial Control Post skin regimen + Hydrafacial Epidermal thickness (μm) 49 ± 7 80 ± 8 Papillary dermal thickness (μm) 285 ± 20 418 ± 25 Source: Bruce M. Freedman (2009) Topical antioxidant application enhances the effects of facial microdermabrasion, Journal of Dermatological Treatment, 20:2, 82-87, DOI: 10.1080/09546630802301818.

Statistically significant improvement in hydration Hydrafacial delivers positive patient reported outcomes 81 Mean improvement from baseline score in efficacy variables post-Hydrafacial Changes from baseline (mean score) Statistically significant reductions Source: Bruce M. Freedman (2009) Topical antioxidant application enhances the effects of facial microdermabrasion, Journal of Dermatological Treatment, 20:2, 82-87, DOI: 10.1080/09546630802301818; p < 0.01. 0 0.5 1 1.5 2 Hydration Dullness Hyperpigmentation Texture Fine lines Pore size

While also improving outcomes for other treatments Additional reduction in brown spots when added to Intense Pulse Light (IPL) therapy Smoother skin when used with ablative fractional lasers Firmer and smoother skin when paired with non-ablative fractional laser or fractional RF Smoother skin when used with RF or focused ultrasound 30% 50% 2x 2x 82 Source: Company data.

Most importantly, Hydrafacial creates happy, confident consumers 83

Most importantly, Hydrafacial creates happy, confident consumers 84 Source: Company data. 94% Users reporting a confidence boost after their last Hydrafacial

And satisfied providers 85

Patented Hydrafacial technology yields efficacious, instantly gratifying results 1 Wand serves as a unique delivery platform for a range of personalized offerings 2 Our booster strategy is a unique and agile innovation engine 3 Key takeaways 86

Fireside chat: Power of an omni- channel strategy 87 Dan Watson EVP, Sales Americas Jwala Karnik, MD EVP of Global Strategy & Partnerships Mingo Ku President, North Asia

Physician Spa owner Retailer Solo practitioner We help providers build their businesses Anchors the practice A solo practioner performing just 10 Hydrafacials per week earns $100,000 annually Drives traffic Retailers report higher average basket size for consumers receiving Hydrafacial instore Creates a profitable gateway MDs and spas see more gross profit per Hydrafacial than for the leading neurotoxin Attracts a higher income consumer typically purchasing two or more aesthetic treatments 88 Source: Company data.

Fireside chat: Power of an omni-channel strategy 89

Hydrafacial contributes to practice productivity

	Express	Platinum	Body treatment
Suggested price per treatment	~$150 — $200	~$300 — $500	~$2,800
Cost of consumables	~$25 — $35	~$30 — $35	~$250
Gross profit to provider	~$115 — $175	~$265 — $470	~$2,550
Gross margin to provider	**~76% — 88%**	**~88% — 94%**	**~90%**

Note: Indicative values based on management data and estimates.

90
BEAUTYHEALTH

Fireside chat: Power of an omni-channel strategy 91

92 EMEA 18% APAC 17% Americas 65% We deliver diversified net sales regionally % net sales, FY 2021

Fireside chat: Power of an omni-channel strategy 93

Key takeaways Medical channel is showing continued strong growth as our core 1 Spa and hospitality will continue to grow behind aesthetic boom 2 Retail offers an opportunity to drive brand awareness and trial 3 94 International markets outside of U.S. are showing explosive growth 4

Delivering the three-year plan Liyuan Woo Chief Financial Officer 95

Agenda 96 Our unique positioning and track record of success 1 Understanding our business2 Three-year plan3

1 2 3 Our unique positioning & track record of success 97

Hydrafacial offers unique competitive strengths Complementary with other treatments Agile marketing supporting Golden Triangle Engaged community / flywheel Asset-light, high margin profitable growth Patented technology & compelling clinicals Large and nascent TAM 98

0% 10% 20% 30% 40% 50% 60% 70% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 2 0 2 1 E B IT D A M ar gi n 2018-2022E Revenue CAGR Uniquely positioned amidst medtech peers 99 Source: FactSet as of 09/04/22; includes all publicly traded MedTech companies with a market cap $1bn+ traded on US-based exchanges. Few medtech companies with better margin and growth profile $2.9bn mkt cap $2.6bn mkt cap $5.3bn mkt cap

Geopolitical uncertainty Macroeconomic environment COVID-19 lockdowns Supply chain disruptions Headwinds Macro tailwinds are with us, and consumer demand is all-weather Societal shift toward health and wellness Broader definition of beauty: embrace your version of beauty, whatever that may be Reduced stigma, increased access, and advances in aesthetic procedures Post-pandemic Zoom boom: our face is our business card Tailwinds 100

Significant recent accomplishments 101 1.Excludes 2020 due to pandemic impact. 2.Non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and a reconciliation to the nearest GAAP measure. $750 million 1.25% Convertible debt opportunistically raised 6 Consecutive topline beat and raise quarters 52%1 2018 – 2021 net sales CAGR Global ERP Implemented by YE 2022 4 Distributor acquisitions completed in 2021 70 / 74% 2021 gross margin / adjusted gross margin2

Consistently beating and raising expectations Strong track record of net sales outperformance ($mm) Net sales outlook ($mm) 2021 Outlook 2022 Outlook 102 $44.1 $49.2 $58.0 $71.1 $68.1 $83.9 $47.5 $66.5 $68.1 $77.9 $75.4 $103.5 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Consensus estimate Net sales +7.8% +35.2% +17.5% +9.5% +10.7% +23.4% $181 $200 $235 $250 $260 $250 $320 – $330 $330 – $340 $340 – $350 Dec-20 May-21 Aug-21 Nov-21 2021A Dec-20 Feb-22 May-22 Aug-22 Source: FactSet consensus estimates.

Dollar EBITDA guidance as we scale Historical adjusted EBITDA outlook ($mm) $25 $25 $30 $33 $50 2021 Outlook (12/20) 2021 Outlook (05/21) 2021 Outlook (11/21) 2021 Actual 2022 Outlook 103 Note: Adjusted EBITDA is a non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and important information regarding the assumptions underlying the outlook.

$821 million Cashto fuel M&A Ample inventory to meet demand $50 million Senior Secured Credit Facility to manage working capital 104 Data as of 06/30/22. Well capitalized to execute

1 2 3 Understanding our business 105

Seasonality in the business – 2019 example 21% 25% 24% 30% 15% 24% 25% 36% 1Q19 2Q19 3Q19 4Q19 Net Sales % of 2019 net sales and adjusted EBITDA generated by quarter1 Adj EBITDA 106 Q4 is typically the biggest quarter of the year; we invest heavier in first half of the year 1.Non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and important information regarding the assumptions underlying the outlook.

(10%) 0% 10% 20% 30% 40% 50% 1Q 2Q 3Q 4Q 2019 2021 2022 Understanding sequential net sales growth patterns Summer seasonality impact Holiday promotions and capex budget exhaustion lead to highest $ net sales quarter of the year Slight sequential decline vs. 4Q – returns from vacation, recently completed capex cycle Increase vs. 1Q as leads convert Sequential net sales growth by calendar quarter 107

3,943 2,602 5,950 3,126 160 45 241 1,461 4,103 2,647 6,191 4,587 2019 2020 2021 1H2022 New Systems Trade-Ups $34.7 $42.3 $39.6 $49.9 $47.5 $66.5 $68.1 $77.9 $75.4 $103.5 49% 49% 48% 49% 54% 53% 53% 55% 55% 40% 23% 51% 51% 52% 51% 46% 47% 47% 45% 45% 37% 1Q19 2Q19 3Q19 4Q19 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Delivery Systems Trade-Ups Consumables Consumables keeping pace with accelerated system sales +51% vs. 2019 +65% vs. 21YTD (Excludes value of training kits included) Net sales ($mm) Delivery systems sold China, Syndeo & geopolitical impact 108 1 1.Trade-Up revenue only disaggregated in 2Q22.

Quarterly net sales by region 109 1.Excludes $23.3 million net sales associated with trade-ups during 2Q22. % Net sales Americas 76% 75% 75% 69% 66% 64% 66% 65% 59% 73% APAC 7% 7% 8% 15% 18% 19% 15% 15% 17% 10% EMEA 17% 18% 16% 17% 16% 17% 19% 20% 24% 17% $80.21 Moving from 70% Americas / 30% APAC+EMEA to 60% Americas / 40% APAC+EMEA without impact from China 26.5 31.8 29.8 34.2 31.3 42.7 45.0 50.4 44.6 52.1 2.5 2.8 3.3 7.3 8.8 12.4 10.5 12.0 12.9 10.4 5.8 7.8 6.5 8.4 7.5 11.4 12.6 15.5 17.9 17.8 23.3 $34.7 $42.3 $39.6 $49.9 $47.5 $66.5 $68.1 $77.9 $75.4 $103.5 1Q19 2Q19 3Q19 4Q19 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Americas APAC EMEA Trade-Ups

0% 5% 10% 15% 20% 25% 30% 1Q 2Q 3Q 4Q 2019 2021 2022 Understanding quarterly adj. EBITDA margin patterns 110 1.Non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and a reconciliation to the nearest GAAP measure. 4Q is traditionally highest margin quarter COVID re-openings led to higher than usual 4Q selling & marketing spend Adjusted EBITDA margin1 by calendar quarter Step-up in margin 2Q vs. 1Q Seasonal summer slowdown leads to reduced operating leverage COVID impact led to scale back in usual 1H selling & marketing spend Heavy marketing investments are usually in first half of the year to fuel leads for the year

1 2 3 Three-year plan 111

Our three-year plan 112 Continued penetration across all channels Nascency across key geographies Consumables pull-through $600 – 700mm 2025E net sales 20 – 27% 2022E – 2025E CAGR1 Double net sales (vs. 2022) Note: Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the SEC. The plan does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of our acquisitions, dispositions or financings during 2022. Our plan assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented; 1. Assuming midpoint of previously stated 2022 $340 – 350mm net sales guidance.

Our three-year plan 113 At least triple adjusted EBITDA (vs. 2022) 18 – 20% 2023E Adjusted EBITDA margin 25 – 30% 2025E Adjusted EBITDA margin Value engineering efforts creating gross margin expansion Shift mix towards consumables Operating leverage across the expense base Note: Adjusted EBITDA is a non-GAAP measure. See appendix for a definition and discussion. Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the SEC. The plan does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of our acquisitions, dispositions or financings during 2022. Our plan assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.

Balancing growth with profitability



Net sales growth
Adjusted EBITDA margin[1]
30% – 50%+
20%
Net sales growth
18–20%
30%
25%
Adjusted EBITDA margin
2023E
2025E

Striking the right balance to optimize in the U.S. while fueling growth globally

1. Non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and important information regarding the assumptions underlying the outlook; Note: Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the SEC. The plan does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of our acquisitions, dispositions or financings during 2022. Our plan assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented.

114
BEAUTYHEALTH

Our 5-point Master Plan expected to support continued growth momentum 115 Expand Footprint Build Global Infrastructure Drive Brand Awareness Invest in Providers M&A Place systems in a profitable landgrab Scale profitable growthAgile marketing to increase engagement and utilization Education and events to fuel sales conversion Accretive M&A to add product offerings and capabilities

We are playing in a large, high-growth market 116 Estimated number of locations in our direct markets Americas APAC EMEA Total Dermatology offices 15,500 25,500 8,500 49,500 Plastic and aesthetic surgery offices 10,000 8,500 11,000 29,500 Medical spas 11,000 80,500 2,000 93,500 Non-medical spas 9,500 109,000 10,500 129,000 Hotel / resort spas 32,000 54,000 17,500 103,500 Higher-end gyms / studios 21,000 16,000 2,500 39,500 Total doors 99,000+ 293,500+ 52,000+ 444,500+ Penetration Low teens % ~1% LDD % ~5% Excludes indirect markets Excludes multiple systems in each location Excludes upside from additional penetration in retail Excludes travel (cruises, airports) Upside drivers Huge TAM and underpenetrated even in the highest utilization areas of spas Source: McKinsey & Company feasibility analysis (2022), management estimates.

Compelling growth profile – current state 117 1.2021 quarters compared to respective 2019 quarters due to COVID. Note: Percentages may not recalculate due to rounding. % net sales Americas 79% 73% 68% 65% 67% APAC 6% 9% 12% 17% 13% EMEA 15% 17% 19% 18% 20% 49% 51% 51% 49% 45% 54% 59% 55% 46% 41% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Americas 18% 34% 51% 47% 43% 77% APAC 252% 352% 218% 64% 47% (17%) EMEA 29% 46% 94% 85% 140% 56% Net sales ($mm) Quarterly sales growth by region1 COVID impact $112.3 $166.6 $119.1 $260.1 $179.0 2018 2019 2020 2021 1H 2022 Delivery Systems Consumables

APAC and consumables are key drivers of growth 118 Net sales by geography Net sales by segment 65% 17% 18% 54% 46% APAC Americas EMEA Delivery Systems Consumables $260.1mm 2021 net sales $600 – 700mm 2025 net sales >50% Ex-U.S. $260.1mm 2021 net sales $600 – 700mm 2025 net sales >50% Consumables 2021A 2025E

Levers to increase utilization 119 Extend beyond the face Drive boosters Branding investment Branding and education initiatives 6 – 40x ROI on marketing 2 – 4X return on training Trained masters generate 20% more consumable revenue Connected and personalized CRM tools for account managers Hands Lips Scalp Back Décolleté Booty Account management Source: Company data.

Returning to and exceeding historical adj. EBITDA margins 120 1. Non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and important information regarding the assumptions underlying the outlook; Note: Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the SEC. The plan does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of our acquisitions, dispositions or financings during 2022. Our plan assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented. $50mm Adj. EBITDA 18 – 20% 2023E Adj. EBITDA margin 25% – 30% 2025E Adj. EBITDA margin $32.7mm Adj. EBITDA Adjusted EBITDA margin by calendar year1 0% 5% 10% 15% 20% 25% 30% 2018 2019 2021 2022E 2023E 2024E 2025E

Bridge to 25-30% adj. EBITDA margin: reaping the benefits of our investments Up to 10% Up to 5% 25 – 30% Expected Margin Value engineering Fixed cost leverage as infrastructure build completes Efficiencies as brand awareness increases and mix shifts to consumables 121 We anticipate continual adjusted EBITDA margin expansion each year, starting with an estimated 18 – 20% margin in 2023 Note: Adjusted EBITDA is a non-GAAP measure; please refer to the appendix for a discussion of the definition of this measure and important information regarding the assumptions underlying the outlook. 2021 Adj EBITDA Margin Gains in COGS Gains in G&A Gains in S&M 2025E Adj. EBITDA Margin

Exiting our outsized investment years

2021 – 2022
Growth investments

- ~800 new employees
- Recruiter fees
- Global office / real estate
- Experience Centers
- Global back-end software infrastructure build – SOX, ERP etc.
- Third party logistics (3PL)

2023+
Planned growth optimization

- Optimized sales & operations planning
- Production efficiencies
- Fixed cost leverage on higher net sales volume
- Improved training & marketing capabilities
- Productivity gains

122 BEAUTYHEALTH

Extracting leverage from gross margin 1.Non-GAAP measure; please refer to the appendix for a reconciliation to the most comparable GAAP measure. Air freight, less-than-load and smaller order sizes Duplicate costs as localized manufacturing and 3PLs stood up Globally sourced components, Long Beach assembly Value engineering starting for Syndeo Multiple third-party manufacturers added globally GAAP gross margin Adjusted gross margin1 123 65.0% 63.9% 56.4% 69.9% 69.1% 73.8% 70.7% 65.5% 74.0% 72.4% 2018 2019 2020 2021 1H2022 2018 2019 2020 2021 1H2022 Today

Extracting leverage from gross margin 3PL in EMEA & APAC ERP to streamline order-to-cash all the way through 3PL integrations Assembly line efficiencies Demand planning and other sales and operations planning tools 124 Investment

Extracting leverage from gross margin Ocean freight, economies of scale Localized manufacturing 3PLs for international operations Streamlined efficiency in sourcing and system assembly In-house consumables production 125 Future state

Approaching a steady-state G&A 126 Substantial opportunity to generate operating leverage from stabilizing G&A base 1.Non-GAAP measure; please refer to the appendix for a reconciliation to the nearest GAAP measure and discussion of the definitionof this measure. $4 $6 $5 $5 $8 $9 $12 $15 $16 $16 1Q19 2Q19 3Q19 4Q19 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 GAAP G&A $5 $6 $6 $6 $11 $44 $19 $24 $25 $28 Normalized G&A ($mm)1 Stabilization of G&A spend

Extracting leverage from G&A Nascent commercial presence in international markets with minimal back-end support ERP in rollout phase Four distributors purchased in 3Q21 127 Today

Extracting leverage from G&A Hiring key talent Public company costs (SOX compliance, D&O, ERP, audits, etc.) Transfer pricing planning and build-out Rent for new small offices and training / experience centers globally 128 Investment

Extracting leverage from G&A Fully scaled global back office to sustain substantially increased net sales Full commercial presence to develop and penetrate our 16 direct markets globally Established global shared services model 129 Future state

41% 38% 37% 34% 36% 39% 45% 49% 48% 43% 1Q19 2Q19 3Q19 4Q19 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Selling & marketing seasonality in the business Selling & marketing expense as % of net sales Investment years 130 Heavy marketing to capitalize on market re-openings Syndeo launch Reduced investment given COVID impact

Extracting leverage from selling & marketing 8% aided brand awareness Ceiling of international growth potential given limited size of ex-U.S. sales force Outsized investment in physical activation first half of the year 131 Today Source: Company data.

IECSC | Las Vegas, NV, USA June 2022 AIS | San Diego, CA, USA April 2022 AMWC | Monaco April 2022 Beauty Fair | Düsseldorf, Germany May 2022 IMCAS Congress | Paris, France June 2022 Global Sales Meeting (Jan) Estipalooza (May) GlowVolution (June) Other notable sales & marketing events 132 Our biggest selling & marketing events happen in 1H

Extracting leverage from selling & marketing 133 Investment Brand awareness initiatives Hiring key sales, training and marketing (Golden Triangle) talent Global hiring ahead of sales (ie, $20mm more investment compared to 2021) Incentivization of sales force to place systems Training and inside sales support

Extracting leverage from selling & marketing Localized and established commercial infrastructure across all direct markets Leverage in commissions as sales mix shifts Reduced need for substantial investments in marketing with broadening brand awareness Optimized sales cycle and lead conversion times 134 Future state

Our three-year plan 135 $600 – $700mm 2025E net sales 20 – 27% 2022E – 2025E CAGR1 25 – 30% 2025E Adj. EBITDA margin 18 – 20% 2023E Adj. EBITDA margin 2x net sales vs. 2022E 3x+ Adj. EBITDA vs. 2022E Note: Adjusted EBITDA is a non-GAAP measure. See appendix for a definition and discussion. Our achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in our filings with the SEC. The plan does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of our acquisitions, dispositions or financings during 2022. Our plan assumes a largely reopened global market, which would be negatively impacted if closures or other restrictive measures persist or are reimplemented; 1. Assuming midpoint of previously stated 2022 $340 – 350mm net sales guidance.

Key takeaways 136 Successful track record of progress over perfection execution 1 Substantial growth runway ahead2 Significant profitability potential3

Analyst & Investor Day September 15, 2022

Closing remarks Andrew Stanleick President & Chief Executive Officer 138

Today’s three takeaways 139 3 INNOVATIVE TECHNOLOGY and a powerful flywheel drives our growth 1 CATEGORY CREATOR with a differentiated product offering, business model and community 2 PROFITABLE GROWTH across geographies and categories in a huge and growing TAM

140 Questions?

141 Thank you

142 Appendix

Disclaimer 143 This Presentation contains certain forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance of The Beauty Health Company (the "Company"), the calculation of certain key financial and operating metrics, capital expenditures, the introduction of new products, expansion into new markets and the ability to execute certain strategic initiatives. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “outlook,” “forecast” and other similar expressions. These are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this Presentation, and may include, without limitation, changes in general economic conditions as a result of COVID-19, all of which are subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this Presentation constitute the Company’s judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this Presentation are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause the Company’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions we believe to be reasonable, there is no assurance that the expected results will be achieved. Many factors could adversely affect our business and financial performance. We discussed a number of material risks in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expr essly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not provide a reconciliation of its expected fiscal 2022, 2023 and 2025 adjusted EBITDA to net income (loss), the most directly comparable forward looking GAAP financial measure, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company’s expected fiscal 2022, 2023 and 2025 adjusted EBITDA is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements.

Description of Non-GAAP Financial Measures 144 In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as adjusted gross margin, adjusted EBITDA, and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items. Management uses adjusted gross margin to measure profitability and the ability to scale and leverage the costs of Delivery Systems and Consumables. The continued growth of Delivery Systems is expected to improve adjusted gross margin, as additional Delivery Systems sold will increase our recurring Consumables net sales, which has higher margins. Management believes adjusted gross profit and adjusted gross margin are useful measures to the Company and its investors to assist in evaluating operating performance because they provide consistency and direct comparability with past financial performance and between fiscal periods, as the metrics eliminate the effects of amortization and depreciation, which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance. Adjusted gross margin has been and will continue to be impacted by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on Delivery Systems, and new product launches. Management expec ts adjusted gross margin to fluctuate over time depending on the factors described above. Management uses normalized G&A to facilitate internal comparisons of historical operating performance on a more consistent basis and uses this measure for business planning purposes. Management also believes this information will be useful for investors to facilitate comparisons of operating performance and better identify trends in the business. Management expects normalized G&A to increase over the long-term, as the Company continues to scale and achieve greater operating leverage. The Company calculates normalized G&A as General & Administrative Expense, adjusted to exclude: depreciation and amortization expense; stock- based compensation expense; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); and restructuring costs (including those associated with COVID-19); and credit card fees. Management uses adjusted EBITDA and adjusted EBITDA margin to facilitate internal comparisons of historical operating performance on a more consistent basis and uses these measures for business planning purposes. Management also believes this information will be useful for investors to facilitate comparisons of operating performance and better identify trends in the business. Management expects adjusted EBITDA margin to increase over the long-term, as the Company continues to scale and achieve greater operating leverage. The Company calculates adjusted EBITDA as net income (loss) adjusted to exclude: change in fair value of public and private placement warrants, change in fair value of earn-out shares liability, other expense, net; interest expense; income tax benefit (expense); depreciation and amortization expense; stock-based compensation expense; foreign currency (gain) loss; management fees incurred from historical private equity owners; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); and restructuring costs (including those associated with COVID-19).

Reconciliation of net income to adjusted EBITDA

	Three months ended					
Unaudited ($mm)	**Jun-22**	**Mar-22**	**Dec-21**	**Sep-21**	**Jun-21**	**Mar-21**
Net revenue	$103.5	$75.4	$77.9	$68.1	$66.5	$47.5
Net income (loss)	**$7.9**	**$32.5**	**($17.3)**	**($215.1)**	**($139.4)**	**($3.3)**
Adjusted to exclude the following:						
Change in FV of warrant liability	(15.2)	(52.1)	6.0	199.3	72.0	–
Change in FV of earn-out shares liability	–	–	–	10.6	36.5	–
Amortization expense	3.9	3.7	3.9	3.5	3.0	3.0
Stock-based compensation expense	6.4	7.0	3.8	5.1	3.5	0.0
Other expense	(1.7)	0.9	0.2	(0.0)	4.3	0.0
Management fees[1]	–	–	–	–	0.1	0.1
Transaction related costs[2]	2.0	1.0	2.6	1.2	30.4	0.7
Other non-recurring and one-time fees[3]	1.9	2.0	3.3	0.5	0.1	0.1
Aggregate adjustment for income taxes	(3.1)	(3.6)	(0.8)	(2.4)	(2.7)	(0.8)
Adjusted net income (loss)	**$2.2**	**($8.5)**	**$1.6**	**$2.5**	**$7.8**	**($0.1)**
Depreciation expense	1.9	1.4	2.0	2.4	0.7	0.7
Interest expense	3.2	3.4	3.5	0.5	2.1	5.7
Foreign currency (gain) loss, net	2.2	(0.4)	(0.6)	0.4	(0.0)	0.3
Remaining benefit for income taxes	3.2	6.2	2.0	(0.1)	0.8	0.5
Adjusted EBITDA	**$12.6**	**$2.2**	**$8.5**	**$5.8**	**$11.4**	**$7.0**
Adjusted EBITDA margin	**12.2%**	**2.9%**	**10.9%**	**8.5%**	**17.1%**	**14.8%**

1. Represents quarterly management fees paid to the former majority shareholder of the Company based on a pre-determined formula. Following the Business Combination, these fees are no longer paid; 2. For the six months ended June 30, 2022, such amounts primarily represent direct costs incurred in relation to potential acquisitions. For the year ended December 31, 2021, such amounts primarily represent direct costs incurred with the Business Combination, including $21.0 million paid to the former owner of HydraFacial, and to prepare HydraFacial to be marketed for sale by HydraFacial's shareholders in previous periods; 3. For the six months ended June 30, 2022, such costs include the re-organization severance, other one-time personnel costs related to executive recruiting, executive severance, a onetime loss on fixed asset write-offs and a CEO sign-on bonus. For the year ended December 31, 2021, such costs primarily represent one-time retention awards related to the distributor acquisitions and executive recruiting and severance fees.

145 BEAUTYHEALTH

Reconciliation of net income to adjusted EBITDA

Unaudited ($mm)	Year ended Dec-21	Dec-19	Dec-18
Net revenue	$260.1	$166.6	$112.3
Net income (loss)	**($375.1)**	**($1.6)**	**($0.3)**
Adjusted to exclude the following:			
Change in FV of warrant liability	277.3	–	–
Change in FV of earn-out shares liability	47.1	–	–
Depreciation & amortization expense	17.8	13.9	11.5
Stock-based compensation expense	12.4	0.1	0.1
Other expense (income)	4.5	(0.5)	0.0
Management fees[1]	0.2	1.8	3.2
Transaction related costs[2]	34.9	1.7	0.4
Other non-recurring and one-time fees[3]	4.0	5.7	1.0
Aggregate adjustment for income taxes	(14.1)	–	–
Interest expense	11.8	17.1	10.0
Foreign currency (gain) loss, net	0.1	(0.2)	(0.0)
Remaining benefit for income taxes	11.8	(1.3)	0.3
Adjusted EBITDA	**$32.7**	**$36.7**	**$26.2**
Adjusted EBITDA margin	**12.6%**	**22.0%**	**23.3%**

1. Represents quarterly management fees paid to the former majority shareholder of the Company based on a pre-determined formula. Following the Business Combination, these fees are no longer paid; 2. For the year ended December 31, 2021, such amounts primarily represent direct costs incurred with the Business Combination, including $21.0 million paid to the former owner of HydraFacial; For the years ending December 31, 2019 and December 31, 2018, such amounts represent direct costs incurred to prepare the Company to be marketed for sale by the Company's shareholders in previous periods; 3. For the year ended December 31, 2021, such costs primarily represent one-time retention awards related to the distributor acquisitions and executive recruiting and severance fees. For the years ended December 31, 2019 and December 31, 2018, such costs primarily represent personnel costs associated with restructuring of HydraFacial's salesforce and costs associated with former warehouse and assembly facility during the transition period, to defend certain patents that were being infringed upon and a 2019 relocation to a new assembly and warehouse facilty that was completed during December 2019.

146 BEAUTYHEALTH

Reconciliation of gross margin to adjusted gross margin 147 Six months ended Year ended Unaudited ($mm) Jun-22 Dec-21 Dec-20 Dec-19 Dec-18 Net sales $179.0 $260.1 $119.1 $166.6 $112.3 Cost of sales 55.4 78.3 51.9 60.1 39.3 Gross profit (GAAP) $123.6 $181.8 $67.2 $106.5 $73.0 Gross margin (GAAP) 69.1% 69.9% 56.4% 63.9% 65.0% Adjusted to exclude the following: Stock-based compensation expense included in cost of sales 0.4 0.4 – – – Depreciation and amortization expense included in cost of sales 5.6 10.3 10.8 11.3 10.0 Adjusted gross profit $129.6 $192.5 $78.0 $117.8 $82.9 Adjusted gross margin 72.4% 74.0% 65.5% 70.7% 73.8%

Reconciliation of G&A to normalized G&A 148 Three months ended Unaudited ($mm) Jun-22 Mar-22 Dec-21 Sep-21 Jun-21 Mar-21 Dec-19 Sep-19 Jun-19 Mar-19 General & administrative expense $28 $25 $24 $19 $44 $11 $6 $6 $6 $5 Adjusted to exclude the following: Transaction-related costs and other non-recurring and one-time fees 3 3 6 2 30 1 0 0 0 0 Depreciation & amortization expense 3 1 2 1 1 1 1 1 1 1 Stock-based compensation expense 4 4 1 4 3 0 0 0 0 0 Credit card fees 1 1 0 1 1 1 - - (0) 0 Normalized general & administrative expense $16 $16 $15 $12 $9 $8 $5 $5 $6 $4

Analyst & Investor Day September 15, 2022